UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101) SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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IRON MOUNTAIN INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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M23904-P96388,Z52009 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. IRON MOUNTAIN INCORPORATED *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 4, 2010. Meeting Information Meeting Type: Annual For holders as of: April 14, 2010 Date: June 4, 2010 Time: 9:00 a.m. EDT Location: Offices of Sullivan & Worcester LLP One Post Office Square 21st Floor Boston, MA 02109 See the reverse side of this notice to obtain proxy materials and voting instructions. 745 ATLANTIC AVENUE BOSTON, MA 02111

M23905-P96388,Z52009 How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Directions to the meeting can be found at www.proxyvote.com. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. . 1234 5678 9012 Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy for the 2010 Annual Meeting and for stockholder meetings in the furture: If you want to receive a paper or e-mail copy of these documents and directions to the meeting, you must request one. There is NO charge for requesting a copy. Please make your request for a copy as instructed below on or before May 21, 2010 to facilitate timely delivery. 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. 1234 5678 9012 . Before You Vote How to Access the Proxy Materials The Notice of Annual Meeting, Proxy Statement, Annual Report and directions to the meeting are available at www.proxyvote.com . 1234 5678 9012

Voting Items

The Board of Directors recommends a vote "FOR" each of the nominees for Director Listed in Proposal 1, "FOR" the approval of proposal 2, "FOR" the approval of proposal 3, "FOR" the approval of proposal 4 and "FOR" the approval of proposal 5.

The election of eleven (11) directors of the Iron Mountain Incorporated board of directors for a one-year term or until their successors are elected and qualified

Nominees:

1a. Clarke H. Bailey

1b. Constantin R. Boden

1c. Robert T. Brennan

1d. Kent P. Dauten

1e. Per-Kristian Halvorsen

1f. Michael Lamach

1g. Arthur D. Little

1h. C. Richard Reese

1i. Vincent J. Ryan

1j. Laurie A. Tucker

1k. Alfred J. Verrecchia

Vote on Proposals

2. The approval of an amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan to provide additional flexibility with respect to equity awards, including performance-based awards, and to permit the issuance of performance-based cash awards.

3. The approval of an amendment to the Iron Mountain Incorporated 2006 Senior Executive Incentive Program to modify the definition of participant, increase the maximum compensation payable thereunder and modify the payment criteria thereunder.

4. The approval of an amendment to the Iron Mountain Incorporated 2003 Senior Executive Incentive Program to modify the definition of participant and modify the payment criteria thereunder.

5. The ratification of the selection by the Audit Committee of Deloitte & Touche LLP as Iron Mountain Incorporated's independent registered public accounting firm for the year ending December 31, 2010.

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

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